UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: DECEMBER 19, 2002
                        ---------------------------------
                        (DATE OF EARLIEST EVENT REPORTED)

                             RF MICRO DEVICES, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHAPTER)



        NORTH CAROLINA                0-22511                 56-1733461
 ----------------------------       -----------             -------------
(STATE OR OTHER JURISDICTION       (COMMISSION             (IRS EMPLOYER
       OF INCORPORATION)           FILE NUMBER)          IDENTIFICATION NO.)



              7628 THORNDIKE ROAD
          GREENSBORO, NORTH CAROLINA                   27409-9421
    ----------------------------------------           ----------
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)

                                 (336) 664-1233
               --------------------------------------------------
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 19, 2002, RF Micro Devices, Inc. ("RFMD") completed the acquisition of Resonext Communications, Inc. ("Resonext"), a privately held company providing complete, highly integrated silicon complementary metal-oxide-semiconductor (CMOS) wireless local area network (WLAN) solutions for 802.11a and multi-band (802.11a/b/g) platforms.

         Pursuant to an Agreement and Plan of Merger and Reorganization, dated as of October 15, 2002 and amended as of November 21, 2002, between RFMD and Resonext (the "Agreement"), we issued 13,339,885 shares of common stock for all of the outstanding shares of capital stock of Resonext, and we have reserved an additional 660,115 shares for issuance upon exercise of outstanding warrants and employee stock options. Of the 13,339,885 shares issued at the closing, 1.4 million shares were placed in escrow to secure certain indemnification obligations of the former Resonext stockholders for a period of one year. For purposes of this transaction, our stock was valued at $9.50 per share, as determined by a trailing 20-trading day average price and a collar on RFMD's stock price of between $6.00 and $9.50 per share. For the quarter ended December 31, 2002, we currently expect to incur one-time acquisition charges of approximately $15.0 million in connection with this acquisition, subject to the completion of an independent valuation analysis. The terms of the Agreement were determined by arms length negotiations between our management and financial advisers and those of Resonext. Prior to our entering into the Agreement, no material relationship existed between Resonext and us or any of our affiliates or between Resonext and any of our directors or officers or any of their associates.

         Resonext provides highly integrated two-chip CMOS solutions for 5GHz and dual band WLAN platforms. The combination of Resonext's single-chip Zero IF CMOS radio architecture, AccuChannel(TM) technology and flexible MAC software provide Original Equipment Manufacturers (OEMs), Original Development Manufacturers (ODMs), and enterprise and consumer WLAN system providers with decreased bill of material costs, low power consumption, high performance and flexibility. Resonext's flagship product, the Resonext RN5200, is an end-to-end two-chip WLAN turnkey solution with Zero IF implementation. Founded in 1999 by David Tahmassebi and Morteza Saidi, Resonext is headquartered in San Jose, California.

         The summary of the transaction described above is qualified by reference to the Agreement, which is attached as an exhibit to and is incorporated by reference in this report.

         This report contains forward-looking statements that relate to our plans, objectives, estimates and goals. Our business is subject to numerous risks and uncertainties, including the following:

         o     Variability in quarterly operating results;

         o     The rate of growth and development of wireless markets;

         o The risks associated with the operation of our molecular beam epitaxy, the operation of our test, tape and reel facilities both foreign and domestic and the operation of our wafer fabrication facilities;

         o Our ability to manage rapid growth and to attract and retain skilled personnel;

         o Variability in production yields, raw material availability, and manufacturing capacity constraints;

         o     Dependence on a limited number of customers;

         o Dependence on our gallium arsenide (GaAs) heterojunction bipolar transistor (HBT) products;

         o     Ability to reduce costs by converting  our second  four-inch GaAs
               HBT  wafer  fabrication   facility  into  a  six-inch   facility,
               improving yields and increasing capacity utilization;

         o     Dependence on third parties; and

         o     Risks  arising  from  currency   fluctuations,   tariffs,   trade
               barriers, taxes and export license requirements associated with our foreign operations.

         These and other risks and uncertainties, which are described in more detail in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The financial information required by this Item 7(a) has not been included with this filing and will be filed by amendment to this Form 8-K no later than 60 days after the date this report must be filed.

         (b) PRO FORMA FINANCIAL INFORMATION.

         The pro forma financial information required by this Item 7(b) has not been included with this filing and will be filed by amendment to this Form 8-K no later than 60 days after the date this report must be filed.

         (c) EXHIBITS.

         2.1 Agreement and Plan of Merger and Reorganization between RF Micro Devices, Inc. and Resonext Communications, Inc., dated as of October 15, 2002 (the "Agreement"), and Amendment No. 1 to the Agreement dated as of November 21, 2002.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                RF Micro Devices, Inc.

                                By: /S/ WILLIAM A. PRIDDY, JR.
                                ------------------------------
                                    William A. Priddy, Jr.
                                    Vice President, Finance and Administration
                                    and Chief Financial Officer

Date:    January 3, 2003